    As filed with the Securities and Exchange Commission on August
                               17, 2000

                                          Registration No. 333-

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549
                        ______________________

                               FORM S-8
                        REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933
                        ______________________

                           SYNTHETECH, INC.
        (Exact name of Registrant as specified in its charter)

              Oregon                           84-0845771
 (State or other jurisdiction of    (I.R.S. Employer Identification
  incorporation or organization)                  No.)

                          1290 Industrial Way
                             P.O. Box 646
                         Albany, Oregon 97321
     (Address of principal executive offices, including zip code)

              SYNTHETECH, INC. 2000 STOCK INCENTIVE PLAN
          SYNTHETECH, INC. 2000 EMPLOYEE STOCK PURCHASE PLAN
                       (Full title of the plans)

                       M. ("Sreeni") Sreenivasan
                 President and Chief Executive Officer
                           Synthetech, Inc.
                          1290 Industrial Way
                             P.O. Box 646
                         Albany, Oregon 97321
                            (541) 967-6575
     (Name, address and telephone number, including area code, of agent for service)
                        ______________________
                              Copies to:
         David R. Clarke                     J. Sue Morgan
      Venture Counsel, P.C.                Perkins Coie LLP
 1230 SW First Avenue, Suite 250     1201 Third Avenue, Suite 4800
   Portland, Oregon 97204-3234      Seattle, Washington 98101-3099
                        ______________________

                    CALCULATION OF REGISTRATION FEE
                    -------------------------------
                                      Proposed    Proposed
                        Amount         Maximum    Maximum      Amount
 Title of Securities    to Be          Offering   Aggregate      of
  to Be Registered     Registered      Price Per  Offering   Registration
                                         Share      Price        Fee
                          (1)
 ------------------    ----------     ----------  ---------  -------------
Common Stock, par
value $0.001 per
share, not subject to
outstanding options
under the:

 2000 Stock Incentive
  Plan                  485,000(2)      $2.469(3)  $1,197,465.00  $316.13
 2000 Employee Stock
  Purchase Plan         200,000(3)      $2.469(3)  $  493,800.00  $130.36
Common Stock, par
 value $0.001 per
 share, subject to
 outstanding options
 under the 2000 Stock
 Incentive Plan          15,000          $3.13(4)  $   46,950.00  $ 12.40
                      ---------                    -------------  -------
   TOTAL                700,000                    $1,738,215.00  $458.89

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the plans as the result of any future stock split, stock dividend, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend or similar adjustment to the Registrant's outstanding Common Stock.
(2) Prior Form S-8 Registration Statement filed with the Securities and Exchange Commission on November 29, 1995 (File No. 033-64621) has been post-effectively amended to provide that (a) any shares authorized but not issued or subject to outstanding awards under the Registrant's 1995 Incentive Compensation Plan and its Amended and Restated 1990 Stock Option Plan (the "Prior Plans") and (b) any shares subject to outstanding awards under the Prior Plans that cease to be subject to such awards (other than by reason of exercise or payment of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares), up to an aggregate maximum of 893,450 shares, will no longer be available for issuance under the Prior Plans but will now be available for issuance under the Registrant's 2000 Stock
     Incentive Plan.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high ($2.813) and low
     ($2.125) sales prices for the Common Stock on August 15, 2000, as reported for such date on the Nasdaq National Market.
(4)  Computed pursuant to Rule 457(h) under the Securities Act of
     1933, as amended. The proposed maximum offering price of $3.13 represents the exercise price of currently outstanding options under the 2000 Stock Incentive Plan.

                                PART II
            INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

          (a) The Registrant's annual report on Form 10-K for the year ended March 31, 2000, filed on June 5, 2000, which contains audited financial statements for the most recent fiscal year for which such statements have been filed;

          (b) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on November 8, 1984, under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendments or reports filed for the purpose of updating such description; and

          (c)  All other reports filed by the Registrant pursuant to
Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report on Form 10-K referred to above.

     All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Item 4.  DESCRIPTION OF SECURITIES

     Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     None.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As an Oregon corporation, the Registrant is subject to the laws of the state of Oregon governing private corporations and the exculpation from liability and indemnification provisions contained in the Oregon Revised Statutes (the "ORS"). Section 60.391 of the ORS allows corporations to indemnify their directors and officers against liability where the director or officer has acted in good faith and with a reasonable belief that actions taken were in the best interests of the corporation or at least not opposed to the corporation's best interests and, if in a criminal proceeding, the individual had no reasonable cause to believe the conduct in question was unlawful. Under the ORS, corporations may not indemnify against liability in connection with a claim by or in the right of the corporation or for any improper personal benefit, in which the director or officer was adjudged liable to the Company. Section 60.394 of the OBCA mandates indemnification for all reasonable expenses incurred in the successful defense of any claim made or threatened whether or not such claim was by or in the right of the corporation. Finally, pursuant to the OBCA
Section 60.401, a court may order indemnification in view of all the relevant circumstances whether or not the director or officer met the good faith and reasonable belief standards of conduct set out in OBCA
Section 60.391.

     Article 8 of the Registrant's Articles of Incorporation and
Section 10 of the Registrant's Bylaws permits the indemnification of its directors, officers, employees and other agents to the fullest extent not prohibited by the OBCA. The Registrant has also entered into Indemnification Agreements with certain of its directors and officers.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

Item 8.  EXHIBITS

 Exhibit
 Number                   Description
 5.1       Opinion of Perkins Coie LLP regarding
           legality of the Common Stock being
           registered
23.1       Consent of Arthur Andersen LLP (Independent
           Accountants)
23.2       Consent of Perkins Coie LLP (included in
           opinion filed as Exhibit 5.1)
24.1       Power of Attorney (see signature page)
99.1       Synthetech, Inc. 2000 Stock Incentive Plan
99.2       Synthetech, Inc. 2000 Employee Stock
           Purchase Plan


Item 9.  UNDERTAKINGS

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albany, State of Oregon, on the 17th day of August, 2000.

                              SYNTHETECH, INC.

                                 /s/ M. ("SREENI") SREENIVASAN
                              By:M. ("Sreeni") Sreenivasan
                                 President and Chief Executive Officer

                           POWER OF ATTORNEY

     Each person whose signature appears below authorizes M.
Sreenivasan and Charles B. Williams, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration
Statement, including any and all post-effective amendments.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 17th day of August, 2000.

          Signature                           Title

/s/ M. ("SREENI") SREENIVASAN  President, Chief Executive Officer
  M. ("Sreeni") Sreenivasan    and Director
                               (Principal Executive Officer)

   /s/ CHARLES B. WILLIAMS     Vice President of Finance and
     Charles B. Williams       Administration, Chief Financial
                               Officer and Director (Principal
                               Financial and Accounting Officer)

      /s/ PAUL C. AHRENS       Chairman of the Board
        Paul C. Ahrens

     /s/ HOWARD L. FARKAS      Director
       Howard L. Farkas

     /s/ EDWARD M. GILES       Director
       Edward M. Giles

   /s/ PAGE E. GOLSAN, III     Director
     Page E. Golsan, III

                    INDEX TO EXHIBITS

 Exhibit
 Number                   Description
 ------                   -----------
 5.1       Opinion of Perkins Coie LLP regarding
           legality of the Common Stock being
           registered
23.1       Consent of Arthur Andersen LLP (Independent
           Accountants)
23.2       Consent of Perkins Coie LLP (included in
           opinion filed as Exhibit 5.1)
24.1       Power of Attorney (see signature page)
99.1       Synthetech, Inc. 2000 Stock Incentive Plan
99.2       Synthetech, Inc. 2000 Employee Stock
           Purchase Plan
